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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2004

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26126 (Commission File Number)	58-2142225 (IRS Employer Identification No.)
5655 Spalding Drive, Norcross, GA (Address of Principal Executive Offices)		30092 (Zip Code)

(678) 728-2000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

        On January 27, 2004, Serologicals Corporation (the "Company") announced that it had completed the sale of its therapeutic plasma business, for total consideration of approximately $18.1 million, to Gradipore Limited, an Australian-based company now known as Life Therapeutics Limited. The effective date of the sale was December 28, 2003. The consideration received by the Company for the therapeutic plasma business included two secured promissory notes in the amounts of $1.5 million and $11.8 million (collectively, the "Original Notes"). The Company recorded the $11.8 million Original Note at $6.4 million, which was its estimated net realizable value.

        On December 17, 2004, the Company entered into an Exchange Agreement with Life Therapeutics Limited pursuant to which it exchanged the Original Notes for a new promissory note in the principal amount of $7.8 million (the "Replacement Note"). The principal of the Replacement Note matures in installments payable through December 31, 2007. The Replacement Note bears interest at the short-term applicable federal rate and is secured by a security interest in the same collateral that secured the Original Notes. Life Therapeutics Limited is a maker of the Replacement Note. It was not obligated under the terms of the Original Notes. Also pursuant to the Exchange Agreement, Life Therapeutics Limited granted a royalty-free license to its patented technology relating to tangential flow membrane electrophoresis to the Company and entered into a Mutual Release Agreement (the "Release") with the Company and Serologicals Finance Company. The Release discharges claims that the Company and Life Therapeutics Limited may have against one another with respect to the representations and warranties made in connection with the sale of the Company's therapeutic plasma business. Copies of the Exchange Agreement, the Replacement Note and the Release are attached hereto as Exhibits 1.1, 1.2 and 1.3, respectively. The Company is evaluating the financial impact of the exchange of the Replacement Note for the Original Notes. The exchange is not expected to have a material impact on the Company's financial position or results of operations.

Item 7.01—Regulation FD Disclosure.

        On December 21, 2004, the Company issued a press release relating to the completion of the offering by the Company of 4,830,000 shares of its Common Stock. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01—Other Events.

        On December 17, 2004, J.P. Morgan Securities Inc., as representative (the "Representative") of the several underwriters (the "Underwriters") named in the Underwriting Agreement, dated December 15, 2004 (the "Underwriting Agreement"), by and among the Representative, the Company and the selling stockholders named therein, notified the Company that the Underwriters were exercising their option to purchase an additional 630,000 shares of the Company's Common Stock from the Company pursuant to the over-allotment option granted by the Company to them in the Underwriting Agreement. A copy of the legal opinion of King & Spalding LLP relating to the legality of the additional shares is attached hereto as Exhibit 5.1. The Company is filing such legal opinion with the Securities and Exchange Commission so as to incorporate such legal opinion into its Registration Statement on Form S-3 (No. 333-117551).

Item 9.01—Financial Statements and Exhibits

  (c)
  Exhibits

1.1	Exchange Agreement, dated as of December 17, 2004, between Life Therapeutics Limited and Serologicals Finance Company.
1.2
Promissory Note, dated December 17, 2004, made by Life Therapeutics Limited, Life Gels, Inc., Life Therapeutics Plasma Holdings, Inc., LifeSera, Inc., LifeSera Nevada, Inc., LifeSera Business Trust, LifeSera Investments, LLC, LifeSera Management Partnership, LP, and Allegheny Biologicals, Inc. to Serologicals Finance Company.
1.3
Mutual Release Agreement, dated as of December 17, 2004, by and among Life Therapeutics Limited, Life Gels, Inc., Life Therapeutics Plasma Holdings, Inc., LifeSera, Inc., LifeSera Nevada, Inc., LifeSera Business Trust, LifeSera Investments, LLC, LifeSera Management Partnership, LP, and Allegheny Biologicals, Inc., on the one hand, and Serologicals Corporation and Serologicals Finance Company, on the other hand.
5.1	Opinion of King & Spalding LLP
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)
99.1	Press Release issued by Serologicals Corporation on December 21, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION
By:	/s/ PHILIP A. THEODORE
Name:	Philip A. Theodore
Title:	Vice President, General Counsel

Date: December 23, 2004

EXHIBIT INDEX

Number	Description
1.1	Exchange Agreement, dated as of December 17, 2004, between Life Therapeutics Limited and Serologicals Finance Company.
1.2
Promissory Note, dated December 17, 2004, made by Life Therapeutics Limited, Life Gels, Inc., Life Therapeutics Plasma Holdings, Inc., LifeSera, Inc., LifeSera Nevada, Inc., LifeSera Business Trust, LifeSera Investments, LLC, LifeSera Management Partnership, LP, and Allegheny Biologicals, Inc. to Serologicals Finance Company.
1.3
Mutual Release Agreement, dated as of December 17, 2004, by and among Life Therapeutics Limited, Life Gels, Inc., Life Therapeutics Plasma Holdings, Inc., LifeSera, Inc., LifeSera Nevada, Inc., LifeSera Business Trust, LifeSera Investments, LLC, LifeSera Management Partnership, LP, and Allegheny Biologicals, Inc., on the one hand, and Serologicals Corporation and Serologicals Finance Company, on the other hand.
5.1	Opinion of King & Spalding LLP
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)
99.1	Press Release issued by Serologicals Corporation on December 21, 2004.

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  Item 1.01—Entry into a Material Definitive Agreement
  Item 7.01—Regulation FD Disclosure.
  Item 8.01—Other Events.
  Item 9.01—Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX